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                                                                     EXHIBIT 3.1




                          RESTATED ARTICLES OF INCORPORATION
                                          OF
                             PHOTOGEN TECHNOLOGIES, INC.


         We, the undersigned, for the purpose of amending and restating the Articles of Incorporation of M T Financial Group, Inc. filed December 28, 1994 with the Secretary of State of Nevada to establish a corporation under the provisions and subject to the requirements of Title 7, Chapter 78 of the Nevada Revised Statutes, and the acts amendatory thereof, and hereinafter sometimes referred to as the General Corporation Law of the State of Nevada, do hereby adopt and make the following Restated Articles of Incorporation:

         FIRST: The name of the corporation (hereinafter called the "Corporation") is: Photogen Technologies, Inc.

         SECOND: The resident agent of the Corporation within the State of Nevada is The Corporation Trust Company of Nevada, whose address is One East First Street, Reno, Nevada 89501.

         THIRD: The nature of the business of the Corporation and the objects or the purposes to be transacted, promoted, or carried on by it are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Nevada.

         FOURTH: (a) The total number of shares of all classes of stock which the Corporation shall have the authority to issue is one hundred fifty-five million (155,000,000), of which (i) one hundred fifty million (150,000,000) shares shall be Common Stock, par value $.001 per share ("Common Stock"), and
(ii) five million (5,000,000) shares shall be Preferred Stock, par value $.01 per share ("Preferred Stock"), which Preferred Stock may be issued from time to time by the Board of Directors. The Board of Directors is authorized to prescribe the classes, series and the number of each class or series of Preferred Stock and the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of Preferred Stock. The voting powers, designations, preferences, limitations, restrictions, relative rights and distinguishing designation of each class or series of Preferred Stock shall be described in one or more resolutions of the Board of Directors authorizing the issuance of such class or series of Preferred Stock.

              (b) No holder of any of the shares of any class or series of capital stock of the Corporation shall have a preemptive right to acquire unissued shares, treasury

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shares or securities convertible into or carrying a right to subscribe for or acquire any such shares.

              (c) Any paid-up shares of stock of the Corporation and any shares of stock of the Corporation issued as fully paid-up shall not be assessable or assessed in any manner or for any cause.

         FIFTH: (a) The governing board of the Corporation shall be styled as a "Board of Directors," and any member of said Board shall be styled as a "director."

              (b) The authorized number of members constituting the Board of Directors of the Corporation is five (5); and the names and addresses of said members are as follows:

                 Name                              Address
                 ----                              -------

         Robert J. Weinstein, M.D.          875 North Michigan Avenue
                                            Suite 2930
                                            Chicago, IL  60611

         John T. Smolik                     1055 Commerce Park Drive
                                            Oak Ridge, Tennessee 37830

         Eric A. Wachter, Ph.D.             1055 Commerce Park Drive
                                            Oak Ridge, Tennessee 37830

         Craig Dees, Ph.D.                  1055 Commerce Park Drive
                                            Oak Ridge, Tennessee 37830

         Walter G. Fisher, Ph.D.            1055 Commerce Park Drive
                                            Oak Ridge, Tennessee 37830

               (c) All vacancies on the Board of Directors, including those caused by an increase in the number of directors, shall only be filled by vote or consent of the stockholders.

          SIXTH:  The Corporation shall have perpetual existence.

          SEVENTH: The personal liability of the directors to the Corporation or its stockholders is hereby eliminated to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such


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director occurring prior to the effective date of such amendment or repeal.

          EIGHTH: The Corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented, indemnify each person who is or was a director of the Corporation and each person who serves or served at the request of the Corporation as a director of another enterprise. The indemnification provided for herein shall not be deemed exclusive of any other rights to which such person may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise. No amendment to or repeal of this Article Eighth shall apply to or have any effect on the rights of any person referred to in this Article Eighth for or with respect to acts or omissions of such person occurring prior to such amendment or repeal. The indemnification provided in this Article Eighth shall continue as to a person who has ceased to be a director and shall inure to the benefit of the heirs, executors and administrators of such person.

          NINTH: The Corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

          We, the undersigned President and Secretary, respectively, of the Corporation, hereby certify that the amendment of the original Articles of the Corporation was adopted by the holders of at least 28,074,404 shares of stock eligible to vote thereon which represents approximately at least 96% of the shares of the Corporation eligible to vote thereon.


          IN WITNESS WHEREOF, we do hereby execute these Restated Articles of Incorporation on May 15, 1997.


                                        /s/ Stuart P. Levine, President
                                        ------------------------------------
                                        Stuart P. Levine, President

                                        /s/ Kathleen A. Beauchamp, Secretary
                                        ------------------------------------
                                        Kathleen A. Beauchamp, Secretary




STATE OF ILLINOIS   )
                    )  SS.



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COUNTY OF COOK      )

          On this 15th day of May, 1997, personally appeared before me, a Notary Public in and for the State and County aforesaid, Stuart P. Levine and Kathleen
A. Beauchamp, known to me to be the persons described in and who executed the foregoing Restated Articles of Incorporation, and who acknowledged to me that he and she, respectively, executed the same freely and voluntarily and for the uses and purposes therein mentioned.

          WITNESS my hand and official seal, the day and year first above written.

                                        /s/ Martha L. Bongiorno
                                        ------------------------------------
                                        Notary Public

["Official Seal" affixed]
(Notarial Seal)



                              CERTIFICATE OF ACCEPTANCE
                          OF APPOINTMENT BY REGISTERED AGENT

          The Corporation Trust Company of Nevada hereby accepts the appointment as Registered Agent of the above named corporation.


                                   The Corporation Trust Company of Nevada


Dated: May 15, 1997                By: /s/ Jeffrey R. Graves
                                      -----------------------------------
                                      Assistant Secretary


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